  As filed with the Securities and Exchange Commission on September 12, 2001.
                           Registration No. 333-______
       ------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                                   ALTEON INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                                             13-3304550
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                           Identification No.)

                                  ------------
                               170 Williams Drive
                            Ramsey, New Jersey 07446
                  (Address, Including Zip Code, of Registrant's
                           Principal Executive Office)

                                  ------------

                         Amended 1995 Stock Option Plan
                            (Full Title of the Plan)

                                  ------------

                                 Kenneth I. Moch
                             Chief Executive Officer
                                   Alteon Inc.
                               170 Williams Drive
                            Ramsey, New Jersey 07446
                                 (201) 934-5000
                     (Name and Address of Agent for Service)

                                   Copies to:

                             Richard J. Pinto, Esq.
                     Smith, Stratton, Wise, Heher & Brennan
                              600 College Road East
                               Princeton, NJ 08540
                                 (609) 924-6000

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                    Proposed            Proposed
                                                    Maximum             Maximum
Title of                       Amount               Offering            Aggregate            Amount of
Securities To                  To Be                Price per           Offering             Registration
Be Registered                  Registered           Share               Price                Fee
==========================================================================================================
Common Stock,
$.01 par value                 3,000,000            $2.80               8,400,000            $2,100
==========================================================================================================

* Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the American Stock Exchange on September 4, 2001.

      This Registration Statement also covers an indeterminate number of shares as may be issued as a result of the anti-dilution provisions of the Registrant's Amended 1995 Stock Option Plan.

                           INCORPORATION BY REFERENCE

      This Registration Statement is being filed by Alteon Inc. (the "Company"), pursuant to General Instruction E to Form S-8 with respect to the registration of additional securities of the same class as the securities for which the Company's Registration Statement on Form S-8 (Registration Statements Nos. 333-91437, 333-39429, 333-04496, 33-89134 and 33-60576) relating to the
Company's 1987 Amended and Restated Stock Option Plan (the "1987 Plan") and the Alteon Amended 1995 Stock Option Plan (the "1995 Plan") were filed with the Securities and Exchange Commission on November 22, 1999, November 4, 1997, May 3, 1996, February 2, 1995, and April 3, 1993, respectively, and which are incorporated herein by reference.

      On June 5, 2001, the Company's stockholders approved an amendment to the 1995 Plan increasing the number of shares available for issuance under the 1995 Plan. The additional 3,000,000 shares of the Company's common stock now issuable pursuant to the 1995 Plan are being registered under this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5:  Interests of Named Experts and Counsel

      The validity of the issuance of the common stock being offered hereby has been passed upon by Smith, Stratton, Wise, Heher & Brennan, Princeton, New Jersey. A member of Smith, Stratton, Wise, Heher & Brennan owns 13,250 shares of the Company's common stock.


Item 8: Exhibits

    5.1           Opinion of Smith, Stratton, Wise, Heher & Brennan.

   23.1 Consent of Arthur Andersen LLP, independent public accountants.

   23.2 Consent of Smith, Stratton, Wise, Heher & Brennan (contained in Exhibit 5.1).

   24.1           Power of Attorney (See signature page to this Registration
                  Statement)

   99.1           Amended 1995 Stock Option Plan (as amended through June 5,
                  2001)

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramsey, State of New Jersey, on this 11th day of September, 2001

                                   Alteon, Inc.

                                   By: /s/ Kenneth I. Moch
                                       -------------------
                                       Kenneth I. Moch
                                       Chairman of the Board, President and CEO



                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth I. Moch and Elizabeth O'Dell, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                                    TITLE                                                DATE
----------                                    -----                                                ----
/s/ Kenneth I. Moch                           Chairman of the Board, President and Chief           September 11, 2001
--------------------------------              Executive Officer
Kenneth I. Moch                               (principal executive officer)



/s/ Elizabeth A. O'Dell                       Vice President, Finance and Administration           September 11, 2001
--------------------------------              Treasurer and Secretary
Elizabeth A. O'Dell                           (principal financial officer)



/s/ Mark Novitch, M.D.                        Director                                             September 11, 2001
--------------------------------
Mark Novitch, M.D.


/s/ Edwin D. Bransome, Jr., M.D.              Director                                              September 11, 2001
--------------------------------
Edwin D. Bransome, Jr., M.D.


/s/ Marilyn G. Breslow                        Director                                             September 11, 2001
--------------------------------
Marilyn G. Breslow


/s/ Alan J. Dalby                             Director                                             September 11, 2001
--------------------------------
Alan J. Dalby


/s/ David McCurdy                             Director                                             September 11, 2001
--------------------------------
David McCurdy


/s/ George M. Naimark, Ph.D.                  Director                                             September 11, 2001
--------------------------------
George M. Naimark, Ph.D.

                                  EXHIBIT INDEX


EXHIBIT                    DESCRIPTION
NUMBER
-------
   5.1                     Opinion of Smith, Stratton, Wise, Heher & Brennan.

  23.1                     Consent of Arthur Andersen LLP, independent public accountants.

  23.2                     Consent of Smith, Stratton, Wise, Heher & Brennan (contained in Exhibit 5.1).

  24.1                     Power of Attorney (see "Power of Attorney" above).

  99.1                     Amended 1995 Stock Option Plan (as amended through June 5, 2001)